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                     CONSENT OF INDEPENDENT ACCOUNTANTS
                             --------------

     We consent to the inclusion in the Pre-Effective Amendment No. 1 (File No. 333-57017) under the Securities Act of 1933 and Pre-Effective Amendment No. 1 (File No. 811-08821) under the Securities Act of 1940 to the Registration Statement on Form N-1A of Rydex Variable Trust (the "Trust") of our report dated March 6, 1998 on our audit of the financial statements and financial highlights of the Rydex Advisor Variable Annuity Account, (predecessor of the Trust), consisting of the Nova subaccount, Ursa subaccount, Money Market subaccount, OTC subaccount, Precious Metals subaccount, U.S. Government Bond subaccount, and Juno subaccount, which report is included in the Annual Report to contract owners for the period ended December 31, 1997 which is included in the Registration Statement.

     We also consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.

                                            PricewaterhouseCoopers LLP


Baltimore, Maryland
October 14, 1998